Exhibit 99.1

Mesa Labs Acquires Additional Dental Sterilizer Testing Business

Lakewood, Colorado, November 4, 2016 – Mesa Laboratories, Inc. (NASDAQ:MLAB) (we, us, our, “Mesa” or the “Company”) today announced the acquisition of certain assets and liabilities of Mydent International Corp. (“Mydent”). Mesa previously provided biological indicator mail-in testing services (“Mail-In”) to Mydent under an original equipment manufacturer agreement. The acquisition is expected to add approximately $200,000 to Mesa’s revenues and to be accretive to our diluted net income per share during the first 12 months.

Mesa purchased only the Mail-In rights from Mydent and as a result, the sale and service of all their other product lines will continue as normal and are not affected in any way by the acquisition of the Mail-In business.

Mydent’s Mail-In business involves the testing of small table-top sterilizers in the U.S. dental industry under CDC and State guidelines, which generally require that each sterilizer is tested weekly using biological indicators (“BI’s”). In practice, for each sterilizer that a dental practice may have, Mydent delivers a kit that contains sufficient BI’s for 52 weeks of testing. To conduct the test, the BI’s are processed through the sterilizer in the dental office and then mailed back for testing to determine if the sterilizer was working correctly. Mydent also provides on-line access to test results, allowing the dentist to track the performance of each sterilizer. After a short transition period, Mesa will continue this business from its office in Traverse City, Michigan.

“This is the third domestic acquisition of a dental testing business, which increases our direct to dentist efforts in the United States” said Peter Jung, VP of Corporate Development and Strategy for Mesa. “The acquisition of Mydent continues the trend of increasing our direct to dentist testing business, improving efficiency and profitability. Selling direct allows Mesa to capture additional margin and to better understand the needs of our customers, enabling us to grow our Mail-In business more effectively.”

About Mesa Laboratories, Inc.

We pursue a strategy of focusing primarily on quality control products and services, which are sold into niche markets that are driven by regulatory requirements. We prefer markets that have limited competition where we can establish a commanding presence and achieve high gross margins. We are organized into four divisions across eight physical locations. Our Instruments Division designs, manufactures and markets quality control instruments and disposable products utilized in connection with the healthcare, pharmaceutical, food and beverage, medical device, industrial hygiene, environmental air sampling and semiconductor industries. Our Biological Indicators Division provides testing services, along with the manufacturing and marketing of biological indicators and distribution of chemical indicators used to assess the effectiveness of sterilization processes, including steam, hydrogen peroxide, ethylene oxide and radiation, in the hospital, dental, medical device and pharmaceutical industries. Our Cold Chain Monitoring Division designs, develops and markets systems which are used to monitor various environmental parameters such as temperature, humidity and differential pressure to ensure that critical storage and processing conditions are maintained in hospitals, pharmaceutical and medical device manufacturers, blood banks, pharmacies and a number of other laboratory and industrial environments. Our Cold Chain Monitoring Division also provides parameter (primarily temperature) monitoring of products during transport in a cold chain and consulting services such as compliance monitoring and validation or mapping of transport and storage containers. Our Cold Chain Packaging Division provides packaging development consulting services and thermal packaging products such as coolers, boxes, insulation materials and phase-change products to control temperature during transport.

Forward Looking Statements

This press release may contain information that constitutes "forward-looking statements." Generally, the words "believe," "expect," "project," “anticipate,” “intend,” "estimate," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to revenue growth and statements expressing general views about future operating results — are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K for the year ended March 31, 2016, and those described from time to time in our subsequent reports filed with the Securities and Exchange Commission.

CONTACT: John J. Sullivan, Ph.D.; President and CEO, or John Sakys; CFO, both of Mesa Laboratories, Inc., +1-303-987-8000

For more information about the Company, please visit its website at www.mesalabs.com